Exhibit 99.8(b)(ii)

Form of ADDENDUM TO SCHEDULE OF
PARTICIPATON AGREEMENT

This Addendum (“Addendum”) to the original Schedule of the Participation Agreement executed on December 19, 2003 is entered into by and among Goldman, Sachs & Co., (the “Distributor”), Goldman Sachs Variable Insurance Trust (the “Trust”), and Protective Life Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated December 19, 2003 (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1. The following subaccounts and corresponding information are added to Schedule 1 of the Agreement:

Name of Accounts and Subacounts	Date Established by the Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
PLAIC Variable Annuity Account S	07/02/2020	811-23594	Variable Annuity Policies

2. The following classes of Contracts and corresponding information are added to Schedule 2 of the Agreement:

Policy Marketing Name	SEC 1933 Act Registration Number	Contract Form Number	Annuity or Life
Schwab Genesis Variable Annuity NY	333-240193	[]	Annuity
Schwab Genesis Advisory Variable Annuity NY	333-240103	[]	Annuity

3. The following Trust Classes and Series are added to Schedule 3 of the Agreement:

Contract Marketing Name	Trust Classes and Series
Schwab Genesis Variable Annuity NY Schwab Genesis Advisory Variable Annuity NY	Core Fixed Income Fund, Service Class Global Trends Allocation Fund, Service Class Growth Opportunities Fund, Service Class Mid Cap Value Fund, Service Class Strategic Growth Fund, Service Class

For the purpose of referring to this Amendment, the date of this Amendment shall be [DATE].

[SIGNATURES ON THE FOLLOWING PAGE]

Goldman, Sachs & Co.

Protective Life and Annuity Insurance Company

By:
___________________________

By:
___________________________
Name:
___________________________

Name:
___________________________
Title:
___________________________

Title:
___________________________
Date:    ___________________________

Date:   ____________________________

Goldman SachsVariable Insurance Trust

By:
___________________________

Name:
___________________________

Title:
___________________________

Date:    ___________________________